SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section(a) of the Securities Exchange
                                   Act of 1934
                              (Amendment No. ____)

   Filed by the Registrant [  ]
   Filed by a Party other than the Registrant [X]

   Check the appropriate box:
   [X ]  Preliminary Proxy Statement
   [  ]  Confidential, for Use of the Commission Only(as permitted by Rule
         14a-6(3)(2))
   [  ]  Definitive Proxy Statement
   [  ]  Definitive Additional Materials
   [  ]  Soliciting Material Pursuant to Section 240.14a-11(c ) or Section
         240.14a-12

                           Edison Control Corporation
                (Name of Registrant as Specified in its Charter)

                           ___________________________
     (Name of person(s) Filing Proxy Statement if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

   [  ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form Schedule or  Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

                           EDISON CONTROL CORPORATION
                            W60 N151 CARDINAL AVENUE
                                  P.O. BOX 326
                               CEDARBURG, WI 53012

                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                                  June 9, 1998

   TO THE SHAREHOLDERS OF EDISON CONTROL CORPORATION

   You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Edison Control Corporation (the "Company") which will be held on Tuesday, June 9, 1998 at 9:00 A.M. Central Time, at the American Club on Highland Drive in Kohler, WI 53044.

   The meeting and any adjournment thereof will consider and take action upon the following matters:

     (1) To elect seven directors to serve until the next annual meeting of shareholders;
     (2) To approve the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value, from 10,000,000 to 20,000,000; and
     (3) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   The Board of Directors has fixed the close of business on April 17, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

   YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY, TO WHICH NO POSTAGE NEED BE AFFIXED. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE THE PROXY AND VOTE YOUR OWN SHARES.

   By order of the Board of Directors.



   Jay R. Hanamann
   Secretary


   Cedarburg, WI
   May 1, 1998

                           EDISON CONTROL CORPORATION

                                 PROXY STATEMENT

                       1998 ANNUAL MEETING OF SHAREHOLDERS
                                  June 9, 1998


   This Proxy Statement is first being mailed to shareholders on or about May 1, 1998 in connection with the solicitation of proxies for use at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Edison Control Corporation (the "Company"), to be held on June 9, 1998 at 9:00 A. M., Central Time, at the American Club on Highland Drive in Kohler, WI 53044 or at any adjournments or postponements thereof.

   The enclosed proxy is solicited by the Board of Directors of the Company. Each proxy properly executed and returned by a shareholder and not revoked will be voted in accordance with the shareholder's instructions thereon. Any proxy may be revoked at any time before it is voted at the meeting by providing the Secretary of the Company with notice to such effect or a duly executed proxy bearing a later date. If no instructions are indicated, a proxy will be voted "For" the election of all nominees for directors, "For" approval of the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000 (the "Authorized Stock Amendment") and otherwise in accordance with the best judgment of the proxy named in the proxy card. The person named as proxy intends to vote in accordance with their discretion on any other matters which may properly come before the Annual Meeting. Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and vote. Shareholders who are present at the Annual Meeting may revoke their proxies and vote in person if they so desire.

   Only holders of record of the Company's Common Stock, $.01 par value, at the close of business April 17, 1998 are entitled to notice of and to vote at the Annual Meeting. On that date, there were issued and outstanding 2,275,933 shares of Common Stock of the Company. Each outstanding share is entitled to one vote at the Annual Meeting.

   SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND
   CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of March 31, 1998, the number of shares of Common Stock beneficially owned by (i) each director of the Company, (ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock.

                                                                  Percent
    Name and Address of                        Number of Shares     of
    Beneficial Owner                                Owned          Class

    Robert L. Cooney                               27,500 (1)      1.2%

    John J. Delucca                                28,000 (2)      1.2%

    William B. Finneran                         1,369,805 (3)(9)  48.7%
    World Financial Center-34th Floor
    New York, NY 10281

    Jay R. Hanamann                                81,944 (4)      3.5%

    Alan J. Kastelic                              163,889 (5)      6.9%

    Mary E. McCormack                             200,000 (6)      8.1%

    Jay J. Miller                                  18,000 (2)       .8%

    William C. Scott                               12,500 (7)       .5%

    All directors and executive                 1,901,638 (8)     58.9%
    officers as a group (8 in number)

    Cramer Rosenthal McGlynn, Inc.                218,200 (9)      9.6%
    520 Madison Avenue
    New York, NY 10022

    EDCO Partners LLLP                            195,053 (9)      8.6%
    4605 Denice Drive
    Englewood, CO 80111

   (1) Includes currently exercisable stock options to purchase 25,000 shares of Common Stock.
   (2) Includes currently exercisable stock options to purchase 18,000 shares of Common Stock.
   (3) Includes a warrant to purchase 500,000 shares of Common Stock,currently exercisable stock options to purchase 35,000 shares, which options expire June 4, 1998, and 4,760 shares owned by two Uniform Gifts to Minors Act accounts, each for the benefit of one of Mr. Finneran's children.
        Mr. Finneran disclaims beneficial ownership of the 4,760 shares for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise.
   (4) Includes a currently exercisable stock option to purchase 48,611 shares of Common Stock.
   (5) Includes a currently exercisable stock option to purchase 97,222 shares of Common Stock.
   (6) Includes a currently exercisable stock option to purchase 200,000 shares of Common Stock.
   (7) Includes a currently exercisable stock option to purchase 12,500 shares of Common Stock.
   (8) Includes currently exercisable stock options and warrants, which in aggregate are exercisable for 954,333 shares of Common Stock.
   (9) Based on information set forth in indicated party's Schedule 13D or 13G as filed with the Securities and Exchange Commission and the Company.

                              ELECTION OF DIRECTORS

   General

   Assuming the presence of a quorum (a majority of the total issued and outstanding shares of Common Stock of the Company), the favorable vote of the holders of a plurality of the shares of the Company's common stock present and voting at the Annual Meeting for the election of each nominee is required for his or her election. For this purpose, "plurality" means the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the Annual Meeting. Therefore, any shares of Common Stock which are not voted on this matter at the Annual Meeting, whether by abstention, broker non-vote or otherwise, will have no effect on the election of directors at the Annual Meeting.

   The Board of Directors has fixed the number of directors to be elected at the Annual Meeting at seven. The shares represented by proxies submitted will be voted for the election as directors of the persons named below unless authority to do so is withheld. The directors elected will hold office until the Company's next annual meeting of shareholders or until their respective successors are duly elected. If any nominee is unable to serve as a director prior to the Annual Meeting, then all submitted proxies will be voted for a substitute nominee selected by the Board and the others named below, unless authority to vote for such replaced director or all directors was withheld.

                                                         Director
    Name                   Company Office(s)              Since       Age

    William B. Finneran    Chairman of the Board and       1991        57
                           Director

    Robert L. Cooney       Director (2)                    1997        64

    John J. Delucca        Director (1)                    1991        54

    Alan J. Kastelic       Director                        1997        54
                           President and Chief
                           Executive Officer of
                           Construction Forms, Inc.

    Mary E. McCormack      Director                        1995        44

    Jay J. Miller          Director (1)(2)                 1991        65

    William C. Scott       Director                        1997        64
   _____________
   (1)  Member of the Compensation Committee.
   (2)  Member of the Audit Committee.

   William B. Finneran is a Managing Director of CIBC Oppenheimer Corp., an investment banking firm, with which he has been associated since 1972. Mr. Finneran is a Director of National Planning Association, a non-profit advisory board and Covenant House, a non-profit charitable institution. Mr. Finneran was elected Chairman of the Board of the Company in November 1991.

   Robert L. Cooney is a Partner of Cooney, Schroeder & Co., a consulting firm which he co-founded in February 1997. Mr. Cooney was a Managing Director-Equity Capital Markets at CS First Boston from 1977 to January 1997. Prior to joining CS First Boston, he was a Senior Vice President, Director and Equity Sales Manager at Wertheim & Co. from 1973 to 1977 and Vice President, Director and Equity Sales Manager at Mitchell, Hutchins & Co. from 1967 to 1973. Mr. Cooney began his career at The First Boston Corporation where he was an Assistant Vice President in the government securities department from 1962 to 1967. He also served as a Lieutenant in the United States Navy.

   John J. Delucca is Senior Vice President and Treasurer of RJR Nabisco.
   Mr. Delucca was Chief Financial Officer of the Hascoe Association, a private investment company, from January 1991 to September 1993, President and Chief Financial Officer for The Lexington Group from October 1990 to January 1991, Senior Vice President of Finance and Managing Director of the Trump Group from May 1988 to October 1990, and Senior Vice President of Finance for International Controls Corporation from April 1986 to May 1988. Mr. Delucca is a Director of Enzo Biochem, Inc., a genetic research/testing company.

   Alan J. Kastelic was appointed President and Chief Executive Officer of Construction Forms, Inc. on June 21, 1996 when Construction Forms, Inc. was acquired by the Company. Mr. Kastelic had previously been Executive Vice President and Chief Operating Officer of Construction Forms, Inc. which he joined in 1977. Prior to joining Construction Forms, Mr. Kastelic was Manufacturing Manager at Badger Dynamics and Chief Cost Accountant, Material Control Manager and Manager of Manufacturing at the PCM Division of Koehring Corporation.

   Mary E. McCormack was President and Chief Executive Officer of the Company from February 1995 to February 1998. Prior to working with the Company, Ms. McCormack was a Managing Director of Beechtree Capital Partners, Inc. a boutique merchant banking firm which she co-founded in 1989. From 1983 to 1989, she served in a variety of capacities for the investment banking and brokerage firm of Advest, Inc., most recently as Vice President-Corporate Finance. Ms. McCormack is a Director of Star International Holdings, Inc., a manufacturer of commercial cooking appliances.

   Jay J. Miller has been a practicing attorney in the State of New York for
   more than 30 years.   Mr. Miller is a director of Total-Tel USA
   Communications, Inc., a provider of long distance telephone service. He is currently serving as Chairman of the Board of AmTrust Pacific Ltd., a New Zealand property company.

   William C. Scott has been the Chairman and Chief Executive Officer of Panavision Inc. since 1988. Panavision is a leading designer and manufacturer of high-precision film camera systems, comprising of cameras, lenses and accessories for the motion picture and television industries. From 1972 until 1987, Mr. Scott was President and Chief Operating Officer of Western Pacific Industries Inc., a manufacturer of industrial products. Prior to 1972, Mr. Scott was a Group Vice President of Cordura Corporation for three years and a Vice President of Booz, Allen & Hamilton for five years.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF ALL DIRECTOR NOMINEES SET FORTH ABOVE.

   Committees, Meetings and Attendance

   The Board of Directors of the Company has two standing committees: an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee; the Board as a whole performs this function.

   The Audit Committee, which met once during the year ended January 31, 1998, recommends to the Board of Directors independent auditors for selection by the Company, discusses with the independent auditors the scope and results of audits, and approves and reviews any nonaudit services performed by the Company's independent auditing firm.

   The Compensation Committee, which met once during the year ended January 31, 1998, establishes all forms of compensation for the officers of the Company, administers the Company's benefit plans and responds to Securities and Exchange Commission requirements on compensation committee reports.

   The Board of Directors of the Company held three meetings during the year ended January 31, 1998. Each director who was a director during the year ended January 31, 1998 attended all of the meetings of the Board of Directors and committees on which he or she serves, except that Mr. Delucca was absent from all three meetings. However, Mr. Delucca was consulted at various times throughout the year.

   Director Compensation

   Directors who are not executive officers of the Company each receive an annual retainer of $15,000. Directors of the Company do not receive additional compensation for attendance at Board of Director meetings or committee meetings. Mr. Finneran, Chairman of the Board, is not a full time employee of the Company; however, he has devoted considerable time to portfolio management, the search for an acquisition and consideration of the Company's current business operation. For fiscal 1997, Mr. Finneran received compensation of $100,000. Mr. Cooney and Mr. Scott were granted stock options to purchase 25,000 shares of Common Stock on May 29, 1997 and October 15, 1997, respectively, exercisable at $3.50 per share. Such options vest in fifty percent increments at six months and one year after the date of grant. On May 29, 1997 and October 15, 1997, the closing price for the Company's Common Stock was $3.50 and $4.25, respectively.

   EXECUTIVE COMPENSATION

   Summary Compensation Table

   The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and other named executives who earned in excess of $100,000 in fiscal 1997, as well as the total compensation paid to each named executive for the Company's two previous fiscal years:


    Name and                                                                            Other Annual      Options
    Principal Position                    Year        Salary($)         Bonus($)       Compensation($)    Granted
                                                                                                         (shares)
    Mary E. McCormack                     1997        150,000             -0-                -0-            -0-

    President and Chief                   1996        150,000          25,000                -0-            -0-
    Executive Officer                     1995        136,731                                -0-          200,000
                                                                          -0-

    Alan J. Kastelic(1)                   1997        155,000          80,000           4,750 (2)           -0-
    President and Chief                   1996        145,000          60,000           4,520 (2)          97,222
    Executive Officer of                  1995            -0-                                -0-            -0-
    Construction Forms, Inc                                               -0-

    Jay R. Hanamann(1)                    1997         92,000          50,000           3,960 (2)           -0-
    Secretary, Treasurer                  1996         84,000          40,000            3,720(2)          48,611
    and Chief Financial Officer           1995            -0-             -0-                -0-            -0-

   (1)  Executives of acquired companies.  Jay R. Hanamann became Chief
        Financial Officer and Treasurer of the Company on July 1, 1996 and became Secretary on December 3, 1996. Alan J. Kastelic was appointed
        President and Chief Executive Officer of Construction Forms, Inc. on
        June 21, 1996.
   (2)  Represents the Company matching amount to the 401(k) Plan.

   Option Grants in Last Fiscal Year

   The Company did not grant options to any of the named executive officers during the year ended January 31, 1998.

   Option Exercises in Fiscal 1997 and Fiscal Year-End Option Values

   The following table presents the value of unexercised options held by the named executive officers at January 31, 1998. No options were exercised in fiscal 1997 by the named executive officers.

                                  Number of         Value of
                                unexcerised       unexercised
                                 options            options
                               at fiscal year    at fiscal year
                                end (shares)        end ($)
                               Exercisable (E)/  Exercisable (E)/
                              Unexercisable (U)  Unexercisable (U)

   Jay R. Hanamann               48,611  E         60,764 E (1)

   Alan J. Kastelic              97,222  E        121,528 E (1)

   Mary E. McCormack             200,000 E         50,000 E (1)

   -------------
   (1)  Value was calculated by subtracting the respective option exercise price from the fair market value of the Common Stock on January 30,
        1998 which was the closing sale price of $4.25 per share as reported by NASDAQ.

   Benefit Plans

   The Company has a noncontributory defined benefit pension plan, which relates to the acquired companies, covering substantially all full-time employees. The plan provides for benefits based on years of service and compensation.

   The following table shows the estimated annual straight-life annuity benefit payable under the qualified retirement program to employees with the specified Maximum Average Salary (average salary during the five consecutive years that compensation was the highest within the last 10 years) and specified years of service upon retirement at age 65, after giving effect to adjustments for Covered Compensation:

       Maximum                        Years of Service
   Average Salary(1)      15       20        25         30      35

       125,000          13,250   17,667    22,084     26,501   26,501
       150,000          17,750   23,667    29,584     35,501   35,501
       175,000          19,550   26,067    32,584     39,101   39,101
       200,000          19,550   26,067    32,584     39,101   39,101

   ________
   (1)  Section 401(a)(17) of the Internal Revenue Code limits the annual compensation which can be recognized in a qualified plan.  The current limit for 1997 is $160,000.
   (2)  Section 414 of the Internal Revenue Code currently limits the annual benefits to $130,000 (estimated) for retirement under the Plan after
        December 31, 1997.

   The 1997 compensation used to calculate the Maximum Average Salary and the number of years of credited service for Alan Kastelic were $162,000 and 21 years, respectively, and for Jay Hanamann were $93,000 and 7 years, respectively. All the other officers or directors are not covered by the Plan.

   The Company also has a retirement savings and thrift plan (401(k) plan), which relates to the acquired companies, covering substantially all of its employees. For each employee contribution to the 401(k) plan of up to 6% of the employee's compensation for a year, the Company matches one-half of the employee 401(k) contribution.

   Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the
   Company's executive officers and directors to file reports concerning the ownership of the Company's Common Stock with the Securities and Exchange
   Commission and the Company. Based solely upon the information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended January 31, 1998 all of its directors and officers complied with the Section 16(a) filing requirements.

   Compensation Committee Report on Executive Compensation

   The Compensation Committee has submitted the following report for fiscal year 1997:

   Ms. Mary E. McCormack was appointed President and Chief Executive Officer of the Company effective February 1, 1995, the date on which she was employed by the Company, under a three-year employment agreement. In addition to cash compensation, Ms. McCormack received an option to purchase an aggregate of 200,000 shares of the Company's Common Stock under the 1986 Stock Option Plan exercisable at $4.00 per share, of which 33% was vested on the date of grant and 33% each on February 1, 1996 and February 1, 1997, respectively. At the 1995 Annual Meeting, the shareholders approved the grant.

   Ms. McCormack's compensation package was heavily weighted to the incentive stock option to better identify her interests with those of the shareholders. Her cash compensation is considered to be in line with chief executive officers of comparably sized businesses. Her principal activities in fiscal year 1997 were assisting in the integration into the Company of Construction Forms, Inc. ("ConForms") and its affiliates, which were acquired in 1996, as well as monitoring the activities of ConForms and assisting in evaluating acquisition opportunities. As of February 1, 1998, Ms. McCormack's employment agreement with the Company was not renewed.

   Employment and stock option agreements were negotiated with Alan J.
   Kastelic and Jay R. Hanamann, the Chief Executive and Chief Financial
   Officers of ConForms, respectively, at the time of its acquisition. The two-year employment agreements provide for a minimum salary and bonus and terms and conditions on which their employment can be terminated. The stock option agreements, as described above, were intended to provide such key personnel with a proprietary interest in the Company and to better identify their interests with those of the Company's shareholders. The
   Company believes that the compensation paid to Mr. Kastelic and Mr.
   Hanamann was at levels comparable to executives of similar sized companies in related industries and reflected the achievements of ConForms during the fiscal year.

   Other than with respect to shareholder approved stock options and warrants, the Compensation Committee does not anticipate taking any action to conform the Company's executive compensation policies with Internal
   Revenue Code Section 162(m).

   Respectfully submitted,


   John J. Delucca
   Jay J. Miller

                             STOCK PERFORMANCE GRAPH

   The graph in Exhibit 1 and the table below set forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's shareholders during the five fiscal years ended January 31, 1998, as well as an overall stock market index (S&P 500 Index) and the Company's peer group indice for the periods covered (S & P Diversified Manufacturers
   Index).





                                              Annual Return Percentage
                                                    Years Ending

   Company/Index                      Jan94          Jan95       Jan96       Jan97       Jan98
   Edison Control Corporation        237.50         -25.93       -5.00       -5.26       -5.56
   S&P 500 Index                      12.88           0.53       38.67       26.34       26.91
   Manufacturing(Divers)-500          23.73          -0.13       46.57       32.34       17.37

                                      Base                       Indexed Returns
                                     Period                        Years Ending

   Company/Index                      Jan93          Jan94       Jan95       Jan96       Jan97      Jan98
   Edison Control Corporation           100         337.50      250.00      237.50      225.00     212.50
   S&P 500 Index                        100         112.88      113.48      157.35      198.80     252.30
   Manufacturing(Divers)-500            100         123.73      123.58      181.13      239.71     281.35

   Note:  Table prepared by Standard & Poor's Compustat Custom Business Unit


                           AUTHORIZED STOCK AMENDMENT

   General

   The Company currently has 10,000,000 shares of Common Stock authorized. The Board of Directors has approved for submission to shareholders and recommends an amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of Common Stock to 20,000,000.

   Article 3 of the Company's Certificate of Incorporation currently provides that the number of shares of Common Stock that the Company is authorized to issue is 10,000,000 shares and the number of shares of Preferred Stock the Company is authorized to issue is 1,000,000. The Authorized Stock Amendment would amend and restate the first paragraph of Article 3 of the Certificate of Incorporation to read as follows:

             3. Number of Shares. The aggregate number of shares of stock which the Corporation shall have authority to issue is twenty-one million (21,000,000) shares, of which twenty million (20,000,000) shares are to be Common Stock with a par value of $.01 per share and one million (1,000,000) shares are to be Preferred Stock with a par value of $.01 per share.

   As of March 31, 1998, 2,275,933 shares of Common Stock were outstanding. In addition, there were approximately 1,010,000 shares of Common Stock reserved for issuance under the Company's various plans and programs involving Common Stock. The Company also has authorized 1,000,000 shares of Preferred Stock, none of which are issued.

   The Board of Directors believes it is desirable and in the best interests of the Company and its shareholders to increase the number of shares of Common stock to ensure that the Company will have a sufficient number of authorized shares available in the future to provide it with the flexibility to meet its business needs. If shareholders approve the proposed amendment, then the Company will have additional shares available for general corporate purposes, including stock splits, issuing stock in connection with various incentive or employee plans, potential acquisitions, raising additional capital and other uses.

   The additional shares may be issued by the Board of Directors without further shareholder approval unless required by New Jersey General Corporation Law, the Internal Revenue Code, Nasdaq rules, the Company's Certificate of Incorporation or other applicable law, regulation or rule. The authorization of additional shares of Common Stock will enable the Company, in many instances as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of shareholders. The Company's Board of Directors believes that the delay necessary for shareholder authorization of additional shares in the context of a specific issuance could be detrimental to the Company and its shareholders.

   The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized. Existing shareholders of the Company do not currently have preemptive rights to purchase any shares of Common Stock and will not have any such rights to purchase Common Stock issued in the future.

   The Board of Directors does not intend to issue any shares of Common Stock except on terms that the Board believes to be in the best interests of the Company and its shareholders. Depending on the terms of issuance, the issuance of additional shares of Common Stock may or may not have a dilutive effect on the Company's then existing shareholders. Although the Company does consider from time to time proposals or transactions involving the issuance of additional shares of Common Stock, there is currently no specific transaction contemplated that would result in the issuance of the additional shares of Common Stock that the Company is requesting shareholders to authorize.

   As a result of the beneficial ownership of approximately 58.9% of the voting power of the shares of Common Stock by the directors and executive officers of the Company, the directors and executives may already be deemed to control, or share in control, of the Company. Therefore, the Company does not view the Authorized Stock Amendment as part of an "anti-takeover" strategy. The Authorized Stock Amendment is not being advanced as a result of any known effort by any party to accumulate shares of Common Stock or to obtain control of the Company. See "Share Ownership of Directors, Officers and Certain Beneficial Owners".

   Vote Required

   The affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by holders of the shares of Common Stock is required to approve the Authorized Stock Amendment. Shares of Common Stock represented by executed but unmarked proxies will be voted "FOR" the Authorized Stock Amendment.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE AUTHORIZED STOCK AMENDMENT.

   GENERAL

   Proposals of shareholders intended to be presented for action at the 1999 Annual Meeting of Shareholders must be received at the Company's offices no later than January 2, 1999 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the meeting. The terms and conditions of Rule 14a-8 under the Securities Exchange Act of 1934 will apply to any such submission.

   The Annual Report of the Company for the fiscal year ended January 31, 1998, including financial statements (the "Annual Report"), and the Company's Annual Report on Form 10-K (without exhibits) was mailed to shareholders, together with this Proxy Statement, on or about May 1, 1998. No part of such Annual Report shall be regarded as proxy soliciting material or a communication by means of which any solicitation was being or is to be made.

   On November 15, 1996, following consultation with the Board of Directors of the Company, management of the Company dismissed the Company's independent auditors, Ernst and Young LLP ("E & Y"), effective as of such date. On the same date, management of the Company engaged Deloittee & Touche LLP ("D & T"), the ConForms' auditors, as the Company's independent auditors.

   The E & Y reports on the Company's financial statements for the fiscal year ended December 31, 1995 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 1995 and the subsequent interim period preceding dismissal, the Company did not have any disagreements with E & Y on any matter of accounting principle or practices, financial statement disclosure or auditing scope of procedures, which, if not resolved to the satisfaction of E & Y, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

   D & T, which firm has served as auditor for the Company's fiscal years ended January 31, 1998 and 1997 and the one-month transition period ended January 31, 1996, has indicated that it expects to have a representative present at the Annual Meeting. The representative will be afforded the opportunity to make a statement, if he desires, and will be available for appropriate shareholder questions.

   The solicitation of proxies in the accompanying form is made by the Board of Directors, and the cost thereof will be borne by the Company. The Company may solicit proxies by mail, telephone or telegraph. Brokerage firms, custodians, banks, trustees, nominees or other persons holding shares in their names, will be reimbursed for their reasonable expenses in forwarding proxy material to their principals.

   As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be presented at the meeting, but if any other matters properly come before the meeting, it is intended that the persons voting the accompany proxy will vote the shares represented thereby in accordance with their best judgment.

   It is important that proxies be returned promptly. Therefore, whether or not you plan to attend in person, you are urged to execute and return your proxy, to which no postage need be affixed if mailed in the United States.


   By Order of the Board of Directors.


   Jay R. Hanamann
   Secretary

   May 1, 1998

                                     [Front]

                           EDISON CONTROL CORPORATION
               1998 ANNUAL MEETING OF SHAREHOLDERS - JUNE 9, 1998
                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned hereby appoints Jay Hanamann and Alan Kastelic, and each or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes each or either of them to represent and to vote, as designated below, all the shares of Common Stock of Edison Control Corporation held of record by the undersigned on April 17, 1998 at the 1998 Annual Meeting of Shareholders to be held on June 9, 1998 and adjournment thereof.

   Election of Directors    [  ]      FOR all nominees listed below
                                      (except as marked to the contrary)

                            [ ]       WITHHOLD authority to vote
                                      or all nominees listed below

   William B. Finneran, Robert L. Cooney, John J. Delucca, Alan J. Kastelic, Mary E. McCormack, Jay J. Miller and William C. Scott

   INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.


   2. Approval of amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000.

        [   ]  FOR          [   ]  AGAINST      [   ]  ABSTAIN

   3. In their discretion, upon such other business as may properly come before the meeting and at any adjournment thereof.

                           (Continued on reverse side)
                                     [Back]
                          (Continued from reverse side)

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the specified director nominees, FOR approval of amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000, and on such other business as may properly come before the meeting in accordance with the best judgment of the proxies named herein.

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Company's 1998 Annual Meeting of Shareholders, the Company's Annual Report on Form 10-K and the Company's 1997 Annual Report.

                            Dated:_______________________________, 1998
                            Signed:____________________________________
                            ___________________________________________

                                    Signature(s) of  Shareholder(s)

                            PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IMMEDIATELY USING THE ENCLOSED ENVELOPE.